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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                      ADVANCED COMMUNICATION SYSTEMS, INC.


                                    PREAMBLE

         These Bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the "GCL") and the Amended and Restated Certificate of Incorporation, as may be amended from time to time (the "Certificate of Incorporation"), of Advanced Communication Systems, Inc., a Delaware corporation (the "Corporation"). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the GCL or the provisions of the Certificate of Incorporation, such provisions of the GCL or the Certificate of Incorporation, as the case may be, will be controlling.

                               ARTICLE I: OFFICES

         1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

         1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                      ARTICLE II: MEETINGS OF STOCKHOLDERS

         2.1 Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may be properly brought before the meeting.

         2.2 Special Meeting. A special meeting of the stockholders may be called by the Board of Directors pursuant to a resolution adopted by a majority of the Common Stock Directors (as defined in Section 3.2 hereof) then serving, by the Chairman of the Board, or by any holder or holders of record of at least forty percent (40%) of the outstanding shares of capital stock of the Corporation then entitled to vote on any matter for which the respective special meeting is being called (considered for this purpose as one class). A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of

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such meeting given in accordance with these Bylaws or in a duly executed waiver of notice of such meeting.

         2.3 Time and Place of Meetings. All meetings of the stockholders shall be held at such times and places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or by the President with respect to special meetings, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         2.4 Notice. Written or printed notice stating the place, day, and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at his or her address as it appears on the records of the Corporation, unless he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, in which case it shall be directed to him or her at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

         2.5 Notice Of Stockholder Business; Nomination of Director Candidates.

             (a) At annual or special meetings of the stockholders, only such business shall be conducted as shall have been brought before meetings (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.5, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in this Section 2.5.

             (b) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors may be made at an annual or special meeting of stockholders
         (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.5, who shall be entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth in this Section 2.5.

             (c) A stockholder must give timely, written notice to the Secretary of the Corporation to nominate directors at an annual or special meeting pursuant to Section 2.5(b) hereof or to propose business to be brought before an annual or special meeting pursuant to clause (iii) of Section 2.5(c) hereof. To be timely in the case of an annual meeting, a stockholder's notice must be received at the principal executive offices of the Corporation not less than one-hundred twenty (120) days before the first



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         anniversary of the preceding year's annual meeting. To be timely in the case of a special meeting or in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, a stockholder's notice must be received at the principal executive offices of the Corporation no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made. Such stockholder's notice shall set forth (i) with respect to each matter, if any, that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) with respect to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director) that is required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) the name and address, as they appear on the Corporation's records, of the stockholder proposing such business or nominating such persons (as the case may be), and the name and address of the beneficial owner, if any, on whose behalf the proposal or nomination is made, (iv) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal or nomination is made, and (v) any material interest or relationship that such stockholder of record and/or the beneficial owner, if any, on whose behalf the proposal or nomination is made may respectively have in such business or with such nominee. At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

             (d) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted, and no person shall be nominated to serve as a director, at an annual or special meeting of stockholders, except in accordance with the procedures set forth in this Section 2.5 and elsewhere in these Bylaws. The chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting, or that a nomination was not made, in accordance with the procedures prescribed by these Bylaws and, if he or she shall so determine, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted and any defective nomination shall be disregarded. Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5.

         2.6 Voting List. At least ten (10) days prior to each meeting of stockholders, the Secretary or other officer of the Corporation who has responsibility of the Corporation's stock ledger, either directly or through another officer appointed by him or her or through a transfer agent appointed by the Board of Directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares of capital stock registered in the name of each stockholder. To the extent



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required by law, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the place where the meeting is to be held and shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.

         2.7 Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy (or, if no stockholder entitled to vote is present, any officer of the Corporation), may adjourn the meeting from time to time until a quorum shall be present, in person or by proxy. It shall not be necessary to notify any stockholder of any adjournment of less than thirty (30) days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

         2.8 Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares of capital stock entitled to vote thereat who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         2.9 Method of Voting; Proxies. Except as otherwise provided in the Certificate of Incorporation or by law, each outstanding share of capital stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

         2.10 Record Date. For the purpose of determining stockholders entitled
(a) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) to receive payment of any dividend or other distribution or allotment of any rights, or (c) to exercise any rights in



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respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, for any such determination of stockholders, such date in any case to be not more than sixty (60) days and not less than ten (10) days prior to such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed:

                  (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  (iii) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         2.11 Conduct of Meeting. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Vice-Chairman of the Board, if such office has been filled, and, if not or if the Vice Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act for any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by some person appointed by the meeting.

         2.12 Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count, and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.



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                             ARTICLE III: DIRECTORS

         3.1 Management. The business and property of the Corporation shall be managed by the Board of Directors. Subject to the restrictions imposed by law, the Certificate of Incorporation, or these Bylaws, the Board of Directors may exercise all the powers of the Corporation.

         3.2 Number; Election; Term. The Board of Directors shall consist of five (5) directors (plus such number of directors as may be elected from time to time pursuant to the terms of any series of preferred stock that may be issued and outstanding from time to time). The directors of the Corporation (exclusive of directors who are elected pursuant to the terms of, and serve as representatives of the holders of, any series of preferred stock of the Corporation) shall be referred to herein as "Common Stock Directors." The directors shall be elected at each annual meeting.

         Whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by series or by class (excluding holders of common stock), to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of the Certificate of Incorporation and this Section 3, as may be amended from time to time, including any amendment to the Certificate of Incorporation that designates a series of preferred stock.

         3.3 Change in Number. No decrease in the number of directors constituting the entire Board of Directors shall have the effect of shortening the term of any incumbent director.

         3.4 Removal; Vacancies.

             (a) Any or all Common Stock Directors may be removed, with cause, at any annual or special meeting of stockholders, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock of the Corporation then entitled to vote in person or by proxy at an election of such Common Stock Directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting. Newly created directorships resulting from any increase in the authorized number of Common Stock Directors, and any vacancies occurring in the Board of Directors, whether caused by death, resignation, retirement, disqualification, removal or other termination from office of any Common Stock Director or otherwise, may be filled by the vote of a majority of the Common Stock Directors then in office, though less than a quorum, or by the affirmative vote, at any annual meeting or any special meeting of the stockholders called for the purpose of filling such directorship, of the holders of a majority of the outstanding shares of each class of capital stock then entitled to vote in person or by proxy at an election of such Common Stock Directors. Each successor Common Stock Director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her respective successor shall have been duly elected and qualified.



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             (b) Unless otherwise provided by the terms of the Certificate of Incorporation (including any amendment thereto that designates a series of preferred stock), any or all directors other than Common Stock Directors may be removed, with or without cause, at any annual or special meeting of stockholders, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock then entitled to vote in person or by proxy at an election of such directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting. Unless otherwise provided by the terms of the Certificate of Incorporation (including any amendment thereto that designates a series of preferred stock), any vacancies occurring in the Board of Directors caused by death, resignation, retirement, disqualification, removal or other termination from office of any directors other than Common Stock Directors may be filled by the vote of a majority of the Board of Directors then in office, though less than a quorum, or by the affirmative vote, at any annual meeting or any special meeting of the stockholders called for the purpose of filling such directorship, of the holders of a majority of the outstanding shares of each class of capital stock then entitled to vote in person or by proxy at an election of such directors. Each successor director so chosen shall hold office until the next annual meeting of the stockholders and until his or her respective successor, shall have been duly elected and qualified.

         3.5 Place of Meetings. The directors may hold their meetings and may have an office and keep the records of the Corporation, except as otherwise provided by law, in such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

         3.6 Annual Meeting. The Board of Directors may hold an annual meeting, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

         3.7 Election of Officers. At the first meeting of the Board of Directors after each annual meeting of stockholders at which a quorum shall be present, the Board of Directors shall elect the officers of the Corporation.

         3.8 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

         3.9 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the President, or any two directors.

         3.10 Notice. Notice of each special meeting shall be given to each director at least twenty-four (24) hours before the meeting. Notice of any such meeting need not be given to any director who, either before or after the meeting, submits a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him



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or her. The purpose of any special meeting shall be specified in the notice or waiver of notice of such meeting.

         3.11 Quorum; Majority Vote. At all meetings of the Board of Directors, a majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there is less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the Certificate of Incorporation, or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors. At any time that the Certificate of Incorporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

         3.12 Procedure. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Vice-Chairman of the Board, if such office has been filled, and, if not or if the Vice-Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of the Board of Directors. In the absence or inability to act of either such officer, a chairman shall be chosen by the Board of Directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the Board of Directors unless the Board of Directors appoints another person to act as secretary of the meeting. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

         3.13 Presumption of Assent. A director of the Corporation who is present at the meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         3.14 Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board of Directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.



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                             ARTICLE IV: COMMITTEES

         4.1 Designation. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees, including without limitation an Executive Committee, Audit Committee and Compensation Committee as hereinafter described.

         4.2 Number; Qualification; Term. Each committee shall consist of one
(1) or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of his or her term as director, (ii) his or her resignation as a committee member or as a director, or (iii) his or her removal as a committee member or as a director.

         4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and the property of the Corporation except to the extent expressly restricted by such resolution or by law, the Certificate of Incorporation, or these Bylaws.

         4.4 Committee Changes. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

         4.5 Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         4.6 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

         4.7 Special Meeting. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two (2) days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

         4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members



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present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, or these Bylaws.

         4.9 Minutes. Each committee shall cause minutes at its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

         4.10 Compensation. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

         4.11 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.

         4.12 Executive Committee. The Board of Directors may, by resolution, designate one (1) or more of its members to constitute an Executive Committee. The Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation within the limits permitted by law, including without limitation, the power and authority: (i) to authorize the seal of the Corporation to be affixed to all papers; (ii) to declare a dividend; (iii) to authorize the issuance of stock; (iv) to adopt a certificate of ownership and merger pursuant to Section 253 of the GCL; and (v) to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, to fix any of the preference rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of shares for, shares of any other class or classes or any other series of the same of any other class or classes of stock of the Corporation.

         4.13 Audit Committee. The Board of Directors may, by resolution, designate not less than two (2) of the directors then in office to constitute an Audit Committee. All of such directors must be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with such directors' exercise of independent judgment as a committee member. The Audit Committee, if established, shall at a minimum (i) consider and make recommendations to the Board of Directors with respect to the employment of a firm of independent public accountants, (ii) confer with the Corporation's independent public accountants to determine the scope of the audit that such accountants will perform, (iii) receive reports from the independent public accountants and transmit such reports to the Board of Directors, and after the close of the fiscal year, transmit to the Board of Directors the financial statements certified by such accountants, (iv) inquire into, examine and make comments on the accounting procedures of the Corporation and the reports of the independent public accountants, and (v) consider and make recommendations to the Board of Directors upon matters presented to it by the officers of the Corporation pertaining to the audit practices and procedures adhered to by the Corporation. The Board of Directors may designate one (1) member of the Audit Committee to act as its chairman.

         4.14 Compensation Committee. The Board of Directors may, by resolution, designate not less than two (2) of the directors then in office to constitute a Compensation Committee, at least two (2) of whom shall be independent of management so as to exercise independent judgment as a committee member. The Compensation Committee may exercise all of the authority of the Board of Directors in administering the Corporation's executive compensation plans, including stock option plans.

         4.15 Other Committees. In addition to the Executive Committee, the Audit Committee and the Compensation Committee, the Board of Directors may, by resolution, designate one or more other committees of the Board of Directors in accordance with the provisions of these Bylaws.

                                ARTICLE V: NOTICE

         5.1 Method. Whenever by statute, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his or her address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex, or telefax). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

         5.2 Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                              ARTICLE VI: OFFICERS

         6.1 Number; Titles; Terms of Office. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, and such other officers as the Board of Directors may from time to time elect or appoint, including a Vice-Chairman of the Board, Chief Executive Officer, Chief Financial Officer, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the Board of Directors shall determine), Controller and a Treasurer. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any two (2) or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.

         6.2 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         6.3 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the Board of Directors.

         6.4 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

         6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the Board of Directors or any committee thereof; provided, however, that the Board of Directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to any other officer of the Corporation.

         6.6 Chairman. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board of Directors.

         6.7 Vice-Chairman. The Vice-Chairman shall, in the absence or disability of the Chairman, exercise the powers and perform the duties of the Chairman and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board of Directors.

         6.8 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision and direction over the business of the Corporation, subject, however, to the control of the Board of Directors and of any duly authorized committee of directors. The Chief Executive Officer, in the absence of the Chairman or the Vice Chairman, as the case may be, shall preside at each meeting of the stockholders and of the Board of Directors. He or she may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed, and, in general, shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him or her by the Board of Directors or by these Bylaws.

         6.9 President. The President shall assist the Chief Executive Officer in the management of and supervision and direction over the business and affairs of the Corporation, subject, however, to the direction of the Chief Executive Officer and the control of the Board of Directors. The President may, in the absence of the Chairman, the Vice-Chairman and the Chief Executive Officer, as the case may be, preside, if present, at each meeting of the stockholders and of the Board of Directors. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed and, in general, shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board of Directors, by these Bylaws or by the Chief Executive Officer.

         6.10 Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation, and shall render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; shall make, sign and file financial, tax and similar reports to any state, federal or municipal government, agency or department, or any self-regulatory organization; shall provide for the continuous review of all accounts and reports; and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, by these Bylaws or the Chief Executive Officer or President.

         6.11 Vice Presidents. Each Vice President shall have such powers and perform such duties as from time to time may be assigned to such Vice President or by the Board of Directors or by the Chief Executive Officer or the President and shall perform such other duties as may be prescribed in these Bylaws.

         6.12 Secretary. The Secretary shall attend all meetings of the stockholders and shall record all the proceedings of the meetings of the Board of Directors and of the stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board of Directors, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board of Directors and of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors or by the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Chairman, the Vice-Chairman, the Chief Executive Officer or the President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board of Directors, by these Bylaws, by the Chief Executive Officer or by the President.

         6.13 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as shall be determined by the Board of Directors and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for such purpose full and adequate accounting of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chairman, the Vice- Chairman, the Chief Executive Officer, the President or the Board of Directors, whenever the Chairman, the Vice-Chairman, the Chief Executive Officer, the President or the Board of Directors shall require the Treasurer so to do, an accounting of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board of Directors; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board of Directors, by these Bylaws or by the Chief Executive Officer or by the President.

         6.14 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board of Directors, by these Bylaws, by the Chief Executive Officer or by the President.

                   ARTICLE VII: CERTIFICATES AND STOCKHOLDERS

         7.1 Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board, the Chief Executive Officer or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

         7.2 Replacement of Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of a certificate or certificates therefore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

         7.3 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         7.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         7.5 Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

         7.6 Legends. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                          ARTICLE VIII: INDEMNIFICATION

         8.1 Power to Indemnify in Actions, Suits or Proceedings Other Than Those By Or In the Right of the Corporation. Subject to Section 8.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         8.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 8.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         8.3 Authorization of Indemnification. Any indemnification under this
Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 8.1 or 8.2, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

         8.4 Good Faith Defined. For purposes of any determination under Section 8.3, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 8.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this
Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 8.1 or 8.2, as the case may be.

         8.5 Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 8.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 8.1 and 8.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in
Section 8.1 or 8.2, as the case may be. Neither a contrary determination in the specific case under Section 8.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section
8.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

         8.6 Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation, upon the determination by the Board of Directors, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this
Article VIII, provided the Corporation approves in advance counsel selected by the director or officer (which approval shall not be unreasonably withheld).

         8.7 Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 8.1 and 8.2 shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section
8.1 or 8.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the GCL, or otherwise.

         8.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VIII.

         8.9 Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

         8.10 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by the Corporation pursuant to this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         8.11 Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

         8.12 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

                      ARTICLE IX: MISCELLANEOUS; PROVISIONS

         9.1 Dividends. Subject to provisions of law and the Certificate of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

         9.2 Reserves. There may be created by the Board of Directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         9.3 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

         9.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

         9.5 Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

         9.6 Resignations. Any director, committee member, or officer may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the Chairman of the Board, the Vice-Chairman, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         9.7 Securities of Other Corporations. The Chairman of the Board, the Vice-Chairman, the Chief Executive Officer, the President, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

         9.8 Telephone Meetings. Stockholders (acting for themselves or through a proxy), members of the Board of Directors, and members of any committee of the Board of Directors may participate in and hold a meeting of such stockholders, Board of Directors, or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         9.9      Action Without a Meeting.

                  (a) Except as otherwise provided in the Certificate of Incorporation, any action required or permitted at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders (acting for themselves or through a proxy) of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent of stockholders shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 9.9(a) to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office, principal place of business, or such officer or agent shall be by hand or by certified or registered mail, return receipt requested.

                  (b) Except as otherwise provided in the Certificate of Incorporation or in these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

         9.10 Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

         9.11 Mortgages; etc. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation



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against the Corporation unless the resolutions, if any, of the Board of
Directors authorizing such execution expressly state that such attestation is necessary.

         9.12 Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

         9.13 Amendments. The Board of Directors shall have the power, upon the affirmative vote of a majority of the Common Stock Directors at a meeting lawfully convened, to make, adopt, alter, amend, and repeal from time to time these Bylaws and to make from time to time new Bylaws, subject to the right of the stockholders entitled to vote thereon to adopt, alter, amend, and repeal Bylaws made by the Board of Directors or to make new Bylaws.




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